Exhibit 10.20

AMENDMENT TO LEASE

The SECOND AMENDMENT TO LEASE dated August 28, 2002, is entered into by and between Centennial Plaza, LLC (“Lessor”) and Redlands Centennial Bank, a California Corporation (“Lessee”).

WHEREAS, Lessor and Lessee entered into that certain lease dated January 1, 2001, concerning Lessee’s rights to occupy and use approximately 4,751 square feet of space located at 101 East Redlands Boulevard, Suite 106, Redlands, California, 92373 (“Premises”).

NOW, THEREFORE, the parties, based upon the representation made above and the covenants and conditions set forth herein, agree as follows:

1.	Lessor agrees to expand Lessee in to adjacent space consisting of approximately 1,775 additional square feet. The space will be known as Suite 106, and the new adjusted square footage will be 6,526 as of October 1, 2002.

2.	Lessor and Lessee agree that the Lease Term for the Premises shall be concurrent with the existing lease term.

3.	Lessor and Lessee agree that the Base Rent schedule will be modified to include the additional space as follows:

November 1, 2002 through January 31, 2003	$9397.44
February 1, 2003 through January 31, 2004	$9397.44
February 1, 2004 through January 31, 2005	$9658.48
February 1, 2005 through January 31, 2006	$9919.52
February 1, 2006 through January 31, 2007	$10271.92

4.	Lessor agrees to allow Lessee immediate possession to allow for build out.

5.	Lessor and Lessee agree that no additional security deposit will be required leaving the existing security deposit of $4000.00 intact with original lease.

6.	Lessor agrees to a tenant improvement allowance of $11,981.25. To be paid upon completion of build out and all city permits completed.

7.	Lessee agrees to provide Lessor with all plans for improvements which are subject to Lessor approval. Lessee will provide a set of plans, obtain necessary permits, and a scope of work to be performed. All work must be completed by a professional contractor.

8.	To the extent that they do not conflict with the terms of the Amendment, all other paragraphs, subparagraphs, and provisions of the Lease shall remain in full force and effect.

9.	The undersigned individuals represent that they are fully authorized to execute this Amendment on behalf of the named parties.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first indicated above.

LESSOR: Centennial Plaza LLC		LESSEE: Redlands Centennial Bank

By:	/s/ DONALD LAM	By:	/s/ TIMOTHY P. WALBRIDGE

Title:	Managing Member	By:	President/CEO

Date:	10/29/02	Date:	9/12/02